AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") is adopted as of this 19th day of June, 2009 by and among (i) HSBC Investor Funds, a Massachusetts business trust ("TRUST"), with its principal place of business at 452 Fifth Avenue, New York, NY 10018, on behalf of its series, HSBC Investor Core Plus Fixed Income Fund ("CPFI FUND"), HSBC Investor Intermediate Duration Fixed Income Fund ("IDFI FUND") and HSBC Investor New York Tax-Free Bond Fund ("NYTFB FUND"); (ii) HSBC Advisor Funds Trust, a Massachusetts business trust ("ADVISOR TRUST"), with its principal place of business at 452 Fifth Avenue, New York, NY 10018, on behalf of its series, HSBC Investor Core Plus Fixed Income Fund ("CPFI ADVISOR FUND"); (iii) HSBC Investor Portfolios, a New York trust ("MASTER TRUST"), with its principal place of business at 452 Fifth Avenue, New York, NY 10018, on behalf of its series, HSBC Investor Core Plus Fixed Income Portfolio ("CPFI PORTFOLIO") and
HSBC  Investor   Intermediate   Duration   Fixed  Income   Portfolio   ("IDFI
Portfolio"); (iv) HSBC Global Asset Management (USA) Inc., a registered investment adviser ("HGAM"), with its principal place of business at 452 Fifth Avenue, New York, NY 10018; (v) Franklin Investors Securities Trust, a Delaware statutory trust ("FRANKLIN TRUST"), with its principal place of business at One Franklin Parkway, San Mateo, CA 94403, on behalf of its series, Franklin Total Return Fund ("FRANKLIN TR FUND"); (vi) Franklin New York Tax Free Trust, a Delaware statutory trust ("FRANKLIN NY TRUST"), with its principal place of business at One Franklin Parkway, San Mateo, CA 94403, on behalf of its series, Franklin New York Intermediate-Term Tax-Free Income Fund ("FRANKLIN NY FUND"); and (vii) Franklin Advisers, Inc, ("FRANKLIN ADVISERS"), with its principal place of business at One Franklin Parkway, San Mateo, CA 94403.
      WHEREAS, each of the Trust, Advisor Trust, Master Trust, Franklin Trust and Franklin NY Trust is an open-end, registered investment company of the management type;

      WHEREAS, each of CPFI Fund, CPFI Advisor Fund, IDFI Fund and NYTFB Fund may hereinafter be referred to herein as a "TARGET FUND," and each of Franklin TR Fund and Franklin NY Fund may hereinafter be referred to herein as an "ACQUIRING FUND";

      WHEREAS, the parties hereto intend for each Acquiring Fund and its corresponding Target Fund (as set forth in Exhibit A hereto) to enter into a transaction pursuant to which: (i) the Acquiring Fund will acquire the assets of the corresponding Target Fund (subject to the retention by the Target Fund of certain assets to discharge liabilities) in exchange for A, C and Advisor Class shares (as applicable) of the Acquiring Fund of equal value to the net assets of the Target Fund, and (ii) the Target Fund will distribute such shares of each class of the corresponding Acquiring Fund to shareholders of the corresponding class of the Target Fund (as set forth in Exhibit A), in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (each such transaction, a "REORGANIZATION").

      WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation with respect to each Reorganization within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended ("CODE");

      WHEREAS, the CPFI Fund, CPFI Advisor Fund and IDFI Fund each own securities, directly or indirectly through investment in CPFI Portfolio and IDFI Portfolio, respectively, and NYTFB Fund owns securities directly, that generally are assets of the character in which its corresponding Acquiring Fund is permitted to invest;

      WHEREAS, each of CPFI Fund and CPFI Advisor Fund invests all of its investable assets in CPFI Portfolio, and IDFI Fund invests all of its investable assets in IDFI Portfolio, in master-feeder structures;

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.    DESCRIPTION OF THE REORGANIZATIONS

1.1. It is the intention of the parties hereto that each Reorganization described herein shall be conducted separately of the others, and a party hereto which is not a party to a Reorganization shall incur no obligations, duties or liabilities with respect to such Reorganization by reason of being a party to this Agreement. If any one or more Reorganizations should fail to be consummated hereunder, such failure shall not affect the other Reorganizations in any way. The parties shall cooperate in preparing, and each of Franklin Trust and Franklin NY Trust each shall file, a Registration Statement on Form N-14 under the Securities Act of 1933, as amended, which collectively shall properly register the Acquiring Fund shares to be issued in connection with the Reorganizations with the Securities and Exchange Commission ("COMMISSION") and include a proxy statement with respect to the votes of the shareholders of each Target Fund to approve its Reorganization (collectively, the "REGISTRATION STATEMENT").

1.2. With respect to the Reorganizations of the CPFI Fund, CPFI Advisor Fund and IDFI Fund, prior to or as of the close of each of the Target Funds' business on the Closing Date (as defined in Paragraph 3.1 hereof) of the Reorganization for that Target Fund, CPFI Portfolio or IDFI Portfolio, as appropriate, shall conduct an in-kind liquidating distribution, and shall deliver to CPFI Fund and CPFI Advisor Fund or IDFI Fund, as appropriate, all of its assets or such pro rata share of its assets as is appropriate given CPFI Fund's and CPFI Advisor Fund's or IDFI Fund's relative ownership of its beneficial interests.

1.3. On or as soon as practicable prior to the Closing Date for a Reorganization, the Target Fund (with the assistance of CPFI Portfolio or IDFI Portfolio, to the extent appropriate), will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

1.4. Provided that all conditions precedent to a Reorganization have been satisfied as of the Closing Date and based on the representations and warranties each party herein provides to the others, the Trust or Advisor Trust and Franklin Trust or Franklin NY Trust, as appropriate, agree to take the following steps with respect to that Reorganization, the parties to which and classes of shares to be issued in connection with which as set forth in Exhibit A:

(a) The Target Fund shall transfer all of its Assets, as defined and set forth in Paragraph 1.4(b), to the corresponding Acquiring Fund, and the Acquiring Fund in exchange therefore shall deliver to the Target Fund the number of full and fractional Acquiring Fund shares, determined in the manner and as of the time on the Closing Date set forth in Paragraph 2.

(b) The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries) and dividends or interest receivable that are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date, except for cash, bank deposits or cash equivalent securities in an estimated amount necessary to (i) discharge the Target Fund's unpaid liabilities on the Target Fund's books at the Closing Date and (ii) pay such contingent liabilities, if any, as the Board of Trustees of the Trust or Advisor Trust, as applicable, shall reasonably deem to exist against the Target Fund at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Target Fund's books (collectively, "ASSETS").

(c) The Target Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations prior to the Closing Date. Neither the Acquiring Fund nor the Franklin Trust or Franklin NY Trust, as applicable, shall assume any of the liabilities of the Target Fund, whether accrued or contingent, known or unknown, existing at the Closing Date (collectively, "LIABILITIES") and the Acquiring Fund and the Franklin Trust or the Franklin NY Trust, as appropriate, specifically disclaim the assumption of any such Liabilities.

(d) Immediately after the transfer of Assets provided for in this Paragraph, the Target Fund will distribute to its shareholders of record ("TARGET FUND SHAREHOLDERS") with respect to each class of shares, as set forth in Exhibit A, the shares of the Acquiring Fund of the corresponding class received by the Target Fund pursuant to Paragraph 1.4(a), determined as of immediately after the close of business on the Closing Date, on a pro rata basis within that class, and will completely liquidate (except as to the contingent liability reserve provided for in Paragraph 1.4(b) herein). Such distribution and liquidation will be accomplished, with respect to each class of the Target Fund's shares, by the transfer of the Acquiring Fund shares of the corresponding class then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund Shareholders of the class. The aggregate net asset value of each class of shares of the Acquiring Fund to be so credited to the corresponding class or classes of Target Fund Shareholders shall be equal to the aggregate net asset value of the Target Fund's shares of the corresponding class or classes owned by the Target Fund Shareholders on the Closing Date (as set forth in Exhibit
      A).  All  issued  and   outstanding   shares  of  the  Target  Fund  will
      simultaneously be canceled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing shares in connection with such exchange.

(e) Ownership of Acquiring Fund shares will be shown on its books, as such are maintained by the Acquiring Fund's Transfer Agent, as defined in Paragraph 3.2.

(f) Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Commission, any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

2.    VALUATION

2.1.  With respect to each Reorganization:

(a) The value of the Target Fund's Assets shall be the value of such Assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date, using the valuation procedures set forth in then-current prospectus and statement of additional information with respect to the Acquiring Fund, and valuation procedures established by the Acquiring
      Fund's Board of Trustees and provided to the Target Fund prior to the Closing Date.

(b) The net asset value of each class of Acquiring Fund shares issued in connection with the Reorganization shall be the net asset value per share computed with respect to that class as of the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then-current prospectus and statement of additional information, and valuation procedures established by the Acquiring Fund's Board of Trustees.

(c) The number of each class of Acquiring Fund shares issued (including fractional shares, if any) in exchange for the Target Fund's Assets shall be determined by dividing the value of the net assets with respect to each class of shares of the Target Fund determined using the same valuation procedures referred to in Paragraph 2.1(a), by the net asset value of an Acquiring Fund share of the corresponding class, as set forth in Exhibit A, determined in accordance with Paragraph 2.1(b).

(d) All computations of value shall be made by the Target Fund's designated recordkeeping agent and shall be subject to review by the Acquiring
      Fund's recordkeeping agent and by each of the Target Fund's and Acquiring Fund's respective independent registered public accountants.

3.    CLOSING AND CLOSING DATE

3.1. Each Reorganization shall close on August 28, 2009 or such other date as the parties may agree with respect to any or all Reorganizations (the "CLOSING DATE"). All acts taking place at the closing of the Reorganizations ("CLOSING") shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held by facsimile, email or such other communication means as the parties may reasonably agree.

3.2.  With respect to each Reorganization:

(a) The Trust or Advisor Trust, as appropriate, shall direct the custodian for the Target Fund ("CUSTODIAN"), to deliver, at the Closing, a certificate of an authorized officer stating that (i) except as permitted by Paragraphs 1.4(b) and 3.2(b) hereunder, the Assets shall have been delivered in proper form to the corresponding Acquiring Fund no later than as of the close of business on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

(b) The Target Fund's portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Target Fund as of the Closing Date for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof. The Target Fund shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 ACT"), in which the Assets are deposited, the Target Fund's portfolio securities and instruments so held. The cash to be transferred by a Target Fund shall be delivered by wire transfer of federal funds on the Closing Date. If, on the Closing
      Date, the Target Fund is unable to make delivery in the manner contemplated by this Paragraph of securities held by the Target Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to the Target Fund or its broker, then the corresponding Acquiring Fund may, in its sole discretion, waive the delivery requirements of this Paragraph with respect to said undelivered securities if the Target Fund has delivered to the Acquiring Fund or its custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Fund or its custodian, including brokers' confirmation slips.

(c) At such time prior to the Closing Date as the parties mutually agree, the Target Fund shall provide (i) instructions and related information to the Acquiring Fund or its transfer agent with respect to the shares of each class of the Acquiring Fund to be issued to the Target Fund Shareholders, including names, addresses and tax withholding status of the Target Fund Shareholders as of the date agreed upon (such information to be updated as of the Closing Date, as necessary) and (ii) the information and documentation maintained by the Target Fund or its agents relating to the identification and verification of the Target Fund Shareholders under the USA PATRIOT ACT and other applicable anti-money laundering laws, rules and regulations (the "AML Documentation") and such other information as the Acquiring Fund may reasonably request. The Acquiring Fund and its transfer agent shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, information or documentation, but shall, in each case, assume that such instruction, information or documentation is valid, proper, correct and complete.

(d) The Trust or Advisor Trust, as appropriate, shall direct Citi Fund Services Ohio, Inc., in its capacity as transfer agent for the Target Fund ("TRANSFER AGENT"), to deliver to Franklin Trust or Franklin NY Trust, as appropriate, at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Target Fund Shareholders and the number and percentage ownership of outstanding shares of each class owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund shares to be credited on the Closing Date to the Secretary of the Target Fund, or provide other evidence satisfactory to the Trust that such Acquiring Fund shares have been credited to the Target Fund Shareholders' accounts on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

(e) In the event that on the Closing Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an "EXCHANGE") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Trust or Advisor Trust or, as applicable, Franklin Trust or Franklin NY Trust, accurate appraisal of the value of the net assets of the Acquiring Fund or the Target Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.    REPRESENTATIONS AND WARRANTIES

4.1. With respect to each Reorganization, the Trust or Advisor Trust, as applicable, on behalf of the Target Fund, represents and warrants to the corresponding Acquiring Fund, as follows:

(a) The Target Fund is duly organized as a series of the Trust or Advisor Trust, as appropriate, which is a business trust validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with power under the Trust's or Advisor Trust's Declaration of Trust, as amended from time to time, to own all of its Assets, to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder;

(b) The Trust or Advisor Trust, as appropriate, is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the shares of the Target Fund under the Securities Act of 1933, as amended ("1933 ACT"), is in full force and effect;

(c) No consent, approval, authorization, or order of any court or governmental authority or the Financial Industry Regulatory Authority ("FINRA") is required for the consummation by the Target Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 ACT"), the 1940 Act and state securities laws;

(d) The current prospectus and statement of additional information of the Target Fund and each prospectus and statement of additional information of the Target Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e) Except as otherwise disclosed in writing to and accepted by or on behalf of the Acquiring Fund, on the Closing Date, the Target Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act;

(f) The Target Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Trust's or Advisor Trust's, as appropriate, or the Master Trust's, Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any lien, encumbrance, penalty or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Fund, the Trust, the Advisor Trust or the Master Trust, is a party or by which it is bound;

(g) All material contracts or other commitments of the Target Fund (other than this Agreement and certain investment contracts, including options, futures, and forward contracts) will terminate with respect to the Target Fund without liability to the Target Fund on or prior to the Closing Date;

(h) Except as otherwise disclosed in writing to and accepted by or on behalf of the Acquiring Fund, (i) no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or, to the Target Fund's knowledge, threatened against the Target Fund that, if adversely determined, would materially and adversely affect the Target Fund's financial condition or the conduct of its business, and (ii) without any special investigation or inquiry, to the knowledge of the portfolio managers of the Target Fund as identified in the Target Fund's prospectus (the "Target Fund Portfolio Managers"), no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or threatened against any of the Target Fund's properties or assets, that, if adversely determined, would materially and adversely affect the Target Fund's financial condition or the conduct of its business. The Target Fund and, with respect to the Target Fund's properties or assets, the Target Fund Portfolio Managers, without any special investigation or inquiry, know of no facts that might form the basis for the institution of such proceedings and the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i) The financial statements of the Target Fund as of and for the year ended October 31, 2008 have been audited by KPMG LLP, independent registered public accounting firm. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period ended April 30, 2009, are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied,
                                                 ----
      and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Target Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(j)   Since October 31, 2008,  there has not been any material  adverse  change in the Target Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the purposes of this subparagraph (j), a decline in net asset value per share of Target Fund shares due to declines in market values of securities held by the Target Fund, the discharge of the Target Fund's ordinary course liabilities, or the redemption of the Target Fund's shares by shareholders of the Target Fund shall not constitute a material adverse change;

(k) On the Closing Date, Trust or Advisor Trust, as appropriate, has duly and timely filed, on behalf of Target Fund, all Tax (as defined below) returns and reports (including information returns), which are required to be filed by such Target Fund, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by such Target Fund. On behalf of Target Fund, Trust or Advisor Trust, as appropriate, has paid or made provision and properly accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in the books and records of Target Fund as of the close of business on the Closing Date will, to the extent required by GAAP, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by Target Fund for any periods or fiscal years prior to and including the close of business on the Closing Date, including all Taxes imposed before or after the close of business on the Closing Date that are attributable to any such period or fiscal year. No return filed by Target Fund is currently being audited by the Internal Revenue Service or by any state or local taxing authority. As used in this Agreement, "TAX" or "TAXES" means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of Target Fund. There are no known actual or proposed deficiency assessments with respect to any Taxes payable by it;

(l) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company ("RIC"), has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date. Consummation of the transactions contemplated by this Agreement will not cause the Target Fund to fail to be qualified as a RIC as of the Closing Date;

(m) All issued and outstanding shares of the Target Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust or the Advisor Trust, as appropriate, and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration requirements of the 1933 Act and state and District of Columbia securities laws. All of the issued and outstanding shares of the Target Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Target Fund, as provided in Paragraph 3.2(d). The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Target Fund, nor is there outstanding any security convertible into any of the Target Fund's shares, except for the automatic conversion right of Class B shareholders of the Target Fund to convert to Class A shares in accordance with the terms set forth in the Target Fund's prospectus and statement of additional information;

(n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Trust or Advisor Trust, as appropriate, and subject to the approval of the shareholders of the Target Fund, this Agreement will constitute a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(o) The information to be furnished by the Target Fund for use in the Registration Statement and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto;

(p) The books and records of Target Fund, including, without limitation, FIN 48 work papers and supporting statements, made available to Acquiring Fund and/or its counsel and authorized agents are true and correct in all material respects and contain no material omissions with respect to the business and operations of Target Fund;

(q)   The  Trust  or  Advisor  Trust,   as   appropriate,   is  not  under  the
      jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(r) The Target Fund has no unamortized or unpaid organizational fees or expenses; and

(s) The Target Fund shall waive any contingent deferred sales charge to which Target Fund Shareholders holding Class B shares may be subject as a result of the Reorganization.

4.2. With respect to each Reorganization, the Franklin Trust or Franklin NY Trust, as appropriate, on behalf of the Acquiring Fund, represents and warrants to the corresponding Target Fund as follows:

(a) The Acquiring Fund is duly organized as a series of the Franklin Trust or Franklin NY Trust, as appropriate, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, with power under its Agreement and Declaration of Trust, as amended from time to time, to own all of its properties and assets and to carry on its business as it is now being conducted;

(b) The Franklin Trust or the Franklin NY Trust, as appropriate, is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of shares of the Acquiring Fund under the 1933 Act, is in full force and effect;

(c) No consent, approval, authorization, or order of any court, governmental authority or FINRA is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been or will be (at or prior to the Closing Date) obtained under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

(d) The current prospectus and statement of additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e) On the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund's assets, free of any liens or other encumbrances, except those liens or encumbrances that have been incurred in the ordinary course of business of the Acquiring Fund, including without limitation, those that have arisen under (i) the Term Asset-Backed Securities Loan Facility operated by the Federal Reserve Bank of New York or (ii) International Swaps and Derivatives Association, Inc. (ISDA) agreements, or as to which the Target Fund has received notice and necessary documentation at or prior to the Closing;

(f) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of, as appropriate, the Franklin Trust's or Franklin NY Trust's Agreement and Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any lien, encumbrance, penalty, or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund, the Franklin Trust or the Franklin NY Trust is a party or by which it is bound;

(g) Except as otherwise disclosed in writing to and accepted by or on behalf of the Target Fund, (i) no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or, to the Acquiring Fund's knowledge, threatened against the Acquiring Fund that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business, and (ii) without any special investigation or inquiry, to the knowledge of the portfolio managers of the Acquiring Fund as identified in the Acquiring Fund's prospectus (the "Acquiring Fund Portfolio Managers"), no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or threatened against any of the Acquiring Fund's properties or assets, that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. The Acquiring Fund and, with respect to the Acquiring Fund's properties or assets, the Acquiring Fund Portfolio Managers, without any special investigation or inquiry, know of no facts that might form the basis for the institution of such proceedings and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(h) The financial statements of the Acquiring Fund as of and for the year ended October 31, 2008 (if a series of Franklin Trust) or September 30, 2008 (if a series of Franklin NY Trust) have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. Such statements, as well as the unaudited, semi-annual financial statements of the Acquiring Fund for the semi-annual period ended April 30, 2009 (if a series of Franklin Trust) or March 31, 2009 (if a series of Franklin NY Trust), are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Target
      Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(i) Since October 31, 2008 (if the Acquiring Fund is a series of Franklin Trust) or September 30, 2008 (if the Acquiring Fund is a series of Franklin NY Trust), there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, except as otherwise disclosed to and accepted by the Target Fund in writing. For purposes of this subparagraph (i), a decline in net asset value per share of the Acquiring Fund's shares due to declines in market values of securities held by the Acquiring Fund, the discharge of the Acquiring Fund's ordinary course liabilities, or the redemption of the Acquiring Fund's shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;

(j) On the Closing Date, it has duly and timely filed, on behalf of the Acquiring Fund, all Tax (as defined below) returns and reports
      (including information returns), which are required to be filed by such Acquiring Fund, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by such Acquiring Fund. On behalf of Acquiring Fund, Franklin Trust or Franklin NY Trust, as appropriate, has paid or made provision and properly accounted for all Taxes due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in the books and records of Acquiring Fund as of the close of business on the Closing Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by Acquiring Fund for any periods or fiscal years prior to and including the close of business on the Closing Date, including all Taxes imposed before or after the close of business on the Closing Date that are attributable to any such period or fiscal year. No return filed by Acquiring Fund is currently being audited by the Internal Revenue Service or by any state or local taxing authority. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of Acquiring Fund. There are no known actual or proposed deficiency assessments with respect to any Taxes payable by it;

(k) For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a RIC, has been eligible to (or will be eligible to) and has computed (or will compute) its Federal income tax under Section 852 of the Code, and has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing Date. Consummation of the transactions contemplated by this Agreement will not cause the Acquiring Fund to fail to be qualified as a RIC as of the Closing;

(l) All issued and outstanding Acquiring Fund shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Franklin Trust and Franklin NY Trust, as appropriate, and, in every state where offered or sold, all offers and sales have been in compliance in all material respects with applicable registration requirements of the 1933 Act and state and District of Columbia securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor is there outstanding any security convertible into any Acquiring Fund shares, except for the automatic conversion right of Class B shareholders of the Acquiring Fund to convert to Class A shares in accordance with the terms set forth in the Acquiring Fund's prospectus and statement of additional information;

(m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Franklin Trust or Franklin NY Trust, as appropriate, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(n) The shares of the Acquiring Fund to be issued and delivered to the Target Fund, for the account of the Target Fund Shareholders, pursuant to the terms of this Agreement, as set forth in Exhibit A, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund shares, and will be fully paid and non-assessable by the Acquiring Fund; and

(o) The information to be furnished by the Acquiring Fund for use in the Registration Statement and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto, and, insofar as it relates to the Franklin Trust or Franklin NY Trust (as applicable) and the Acquiring Fund, the Registration Statement, and any amendment or supplement to the foregoing will, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Target Fund contemplated therein and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (o) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Target Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

(p) The Franklin Trust or Franklin NY Trust, as appropriate, is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(q) The Acquiring Fund has no unamortized or unpaid organizational fees or expenses.

5.    COVENANTS OF THE ACQUIRING FUND AND THE TARGET FUND

5.1.  With respect to each Reorganization:

(a) The Acquiring Fund and the Target Fund each: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date for the Reorganization, it being understood that such ordinary course of business will include changes to the composition of the portfolio of the Target Fund in anticipation of the Reorganization and the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Acquiring Fund or the Target Fund, as appropriate, in the ordinary course in all material respects.

(b) The Trust or Advisor Trust, as appropriate, will call a meeting of the shareholders of the Target Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. Trust and Advisor Trust, as appropriate, shall, through its Board of Trustees, recommend to the shareholders of Target Fund approval of this Agreement.

(c) The Target Fund covenants that the Class A, C and Advisor Acquiring Fund shares to be issued hereunder (as set forth in Exhibit A) are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

(d) The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund's shares.

(e) The Trust or Advisor Trust, as appropriate, will at the Closing (or, with respect to delivery of the tax basis of a Target Fund's investments to be transferred as provided in clause (1) below, will within five business days after the Closing Date in the case of CPFI Fund and IDFI Fund and within one business day after the Closing Date in the case of NYTFB Fund) provide the Acquiring Fund with (1) a statement of the respective tax basis of all investments to be transferred by the Target Fund to the Acquiring Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the close of business on the Closing Date, who are to become holders of the Acquiring Fund as a result of the transfer of assets that is the subject of this Agreement (the "TARGET
                                                                        -------
      FUND SHAREHOLDER DOCUMENTATION"), certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief, and (3) all FIN 48 work papers and supporting statements pertaining to the Target Fund (the "FIN 48 WORKPAPERS").

(f) Subject to the provisions of this Agreement, the Acquiring Fund and the Target Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(g) As soon as is reasonably practicable after the Closing, the Target Fund will make a liquidating distribution to its shareholders consisting of the Class A, C and Advisor Acquiring Fund shares received at the Closing, as set forth in Paragraph 1.4(d) hereof.

(h) The Acquiring Fund and the Target Fund shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

(i) The Target Fund shall, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

(j) The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

(k) As promptly as practicable, but in any case within sixty days after the Closing Date, each Target Fund shall furnish the corresponding Acquiring Fund, in such form as is reasonably satisfactory to such Acquiring Fund, a statement of the earnings and profits of such Target Fund for federal income tax purposes that will be carried over by such Acquiring Fund as a result of Section 381 of the Code, which will be reviewed by KPMG, LLP and certified by such Target Fund's President and Treasurer or Chief Financial Officer.

(l) It is the intention of the parties that the transaction will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization with the meaning of Section 368(a) of the Code.

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND

6.1. With respect to each Reorganization, the obligations of the Target Fund to consummate the transactions provided for herein shall be subject, at the Target Fund's election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

(a) All representations and warranties of the Acquiring Fund and the Franklin Trust or Franklin NY Trust, as appropriate, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

(b) The Franklin Trust or Franklin NY Trust, as appropriate, shall have delivered to the Trust or Advisor Trust, as appropriate, on the Closing Date a certificate executed in its name by its Chief Executive Officer and Treasurer, in form and substance reasonably satisfactory to Target Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Target Fund shall reasonably request;

(c) The Franklin Trust or Franklin NY Trust, as appropriate, and the Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Franklin Trust or Franklin NY Trust and the Acquiring Fund, on or before the Closing Date;

(d) The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class A, C and Advisor shares of the Acquiring Fund to be issued in connection with the Reorganization after such number has been calculated in accordance with Paragraph 1.4 hereto;

(e) The Trust or Advisor Trust, as appropriate, shall have received on the Closing Date the opinion of Stradley Ronon Stevens & Young, LLP, counsel to the Franklin Trust or Franklin NY Trust, as appropriate, (which may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Franklin Trust or Franklin NY Trust), dated as of the Closing Date, covering the following points:

                (i) The Franklin Trust or Franklin NY Trust, as appropriate, is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the trust power to own all of the Acquiring Funds' properties and assets and to carry on its business, including that of the Acquiring Fund, as a registered investment company;

                (ii) The Agreement has been duly authorized by the Franklin Trust or Franklin NY Trust, as appropriate, on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the Trust, Advisor Trust, as appropriate, Master Trust and HGAM, is a valid and binding obligation of the Franklin Trust or Franklin NY Trust, as appropriate, on behalf of the Acquiring Fund enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

                (iii)The Acquiring Fund shares to be issued to the Target Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and will be fully paid and non-assessable by the Franklin Trust or Franklin NY Trust, as appropriate, and no shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

                (iv) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of, as appropriate, the Franklin Trust's or Franklin NY Trust's Agreement and Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Franklin Trust or Franklin NY Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Franklin Trust or Franklin NY Trust is a party or by which it is bound;

                (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Franklin Trust or Franklin NY Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

                (vi) The Franklin Trust or Franklin NY Trust, as appropriate, is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Acquiring Fund, under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

                (vii)To the knowledge of such counsel, and except as otherwise disclosed to the Trust or Advisor Trust pursuant to Paragraph 4.2(g) hereunder, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Franklin Trust or Franklin NY Trust or the Acquiring Fund and neither the Franklin Trust or Franklin NY Trust, as appropriate, nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

7.1. With respect to each Reorganization, the obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at the Acquiring Fund's election, to the performance by the Target Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

(a) All representations and warranties of the Trust or Advisor Trust, as appropriate, and the Target Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

(b) The Trust or Advisor Trust, as appropriate, on behalf of the Target Fund, shall have delivered to the Franklin Trust or Franklin NY Trust, as appropriate, on the Closing Date (i) a statement of the Target Fund's assets, together with a list of portfolio securities of the Target Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Trust or Advisor Trust, as appropriate, (ii) the Target Fund Shareholder Documentation, (iii) the AML Documentation and (iv) the FIN 48 Workpapers;

(c) The Trust or Advisor Trust, as appropriate, shall have delivered to the Franklin Trust or Franklin NY Trust, as appropriate, on the Closing Date a certificate executed in its name by its President and Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Target Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request;

(d) The Trust or Advisor Trust, as appropriate, and the Target Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Trust or Advisor Trust, as appropriate, and the Target Fund, on or before the Closing Date;

(e) The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class A, C and Advisor shares of the Acquiring Fund to be issued in connection with the Reorganization after such number has been calculated in accordance with Paragraph 1.4 hereto;

(f) The Target Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders
      (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed;

(g) The Franklin Trust or Franklin NY Trust, as appropriate, shall have received on the Closing Date the opinion of Dechert LLP, counsel to the Trust or Advisor Trust, as appropriate, (which may rely on certificates of officers or Trustees of the Trust or Advisor Trust), covering the following points:

                (i) The Trust or Advisor Trust, as appropriate, is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the trust power to own all of Target Fund's properties and assets, and to carry on its business, including that of the Target Fund, as presently conducted;

                (ii) The Agreement has been duly authorized by the Trust or Advisor Trust, as appropriate, on behalf of the Target Fund, and, assuming due authorization, execution and delivery of the Agreement by the Franklin Trust or Franklin NY Trust, as applicable, is a valid and binding obligation of the Trust or Advisor Trust, on behalf of the Target Fund, enforceable against the Trust or Advisor Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

               (iii) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of, as appropriate, the Trust's or Advisor Trust's Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Trust or Advisor Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Trust or Advisor Trust is a party or by which it is bound;

               (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required to be obtained by the Trust or Advisor Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

               (v) The Trust or Advisor Trust, as appropriate, is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Target Fund, under the 1940 Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

              (vi) The outstanding shares of the Target Fund are registered under the 1933 Act, and such registration is in full force and effect; and

             (vii) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Trust or Advisor Trust or Target Fund and neither the Trust or Advisor Trust nor the Target Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE TARGET FUND

      With respect to each Reorganization, if any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Target Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1.  The Agreement and the  transactions  contemplated  herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with the provisions of the Trust's or Advisor Trust's, as appropriate, Declaration of Trust and By-Laws, applicable
Massachusetts law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this Paragraph 8.1;

8.2. The Agreement and transactions contemplated herein shall have been approved by the Board of Trustees of the Trust and Advisor Trust, as appropriate, and Franklin Trust or Franklin NY Trust, as appropriate, and each party shall have delivered a copy to the other of the resolutions approving this Agreement and the transactions contemplated in connection herewith adopted by the other party's Board of Trustees, certified by the Secretary or equivalent officer. Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this Paragraph 8.2;

8.3. On the Closing Date no action, suit or other proceeding shall be pending or, to, as applicable, the Trust's or Advisor Trust's and, as applicable, Franklin Trust or Franklin NY Trust's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.4. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or Target Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund, provided that either party hereto may for itself waive any of such conditions;

8.5. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

8.6. Dechert LLP shall deliver an opinion addressed to the Trust or Advisor Trust, as applicable, and Franklin Trust or Franklin NY Trust, as applicable, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes, unless, based on circumstances existing at the time of Closing, Dechert LLP determines that the transaction contemplated by this Agreement does not qualify as such. The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the parties. Notwithstanding anything herein to the contrary, no party may waive the condition set forth in this Paragraph 8.6.

9.    BROKERAGE FEES AND EXPENSES

9.1. The parties hereto represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2. Each of Franklin Advisers and HSBC agrees to bear or arrange for an entity under common ownership to bear the expenses relating to the Reorganizations, allocated among Franklin Advisers and HSBC as set forth in a Letter Agreement dated as of the date hereof. The costs of the Reorganizations shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation, printing and distribution of the Registration Statement, legal fees, accounting fees, and expenses of holding shareholders' meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

10.   FINAL TAX RETURNS AND FORMS 1099 OF TARGET FUND

      10.1.After the Closing of a Reorganization, Trust or Advisor Trust, as appropriate, shall or shall cause its agents to prepare any federal, state or local Tax returns, including any Forms 1099, required to be filed by Trust or Advisor Trust, as appropriate, with respect to the Target Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

      10.2.Notwithstanding the provisions of Paragraph 9 hereof, any expenses incurred by Trust, Advisor Trust or Target Fund (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by Target Fund.

11.   COOPERATION AND EXCHANGE OF INFORMATION

      Trust, Advisor Trust, Franklin Trust, and Franklin NY Trust will provide each other and their respective representatives with such cooperation, assistance and information as any of them reasonably may request of the others in filing any Tax returns, amended returns or claims for refunds, determining a liability for Taxes, or in determining the financial reporting of any tax position, or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of tax positions of the Target Fund and the Acquiring Fund for its taxable period first ending after the Closing of the applicable Reorganization and for all prior taxable periods.

12.   INDEMNIFICATION

12.1. With respect to each Reorganization, the Franklin Trust or Franklin NY Trust, as appropriate, agrees to indemnify out of the assets of the Acquiring Fund and hold harmless the Trust or Advisor Trust, as appropriate, and, as appropriate, each of the Trust's or Advisor Trust's officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Trust or Advisor Trust, as appropriate, or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Franklin Trust or Franklin NY Trust, as appropriate, of any of its representations, warranties, covenants or agreements set forth in this Agreement. This indemnification obligation shall survive the termination of this Agreement and the closing of the Reorganizations.

12.2. With respect to each Reorganization, the Trust or Adviser Trust, as appropriate, agrees to indemnify and hold harmless the Franklin Trust or Franklin NY Trust, as appropriate, and, as appropriate, each of the Franklin Trust's or Franklin NY Trust's officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Franklin Trust or Franklin NY Trust, as appropriate, or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Trust or Advisor Trust, as appropriate, of any of its representations, warranties, covenants or agreements set forth in this Agreement and provided that the obligation to so indemnify is limited as set forth in Paragraph 17.5 hereof. This indemnification obligation shall survive the termination of this Agreement and the closing of the Reorganizations.

12.3. With respect to each Reorganization, HGAM agrees to indemnify and hold harmless the Franklin Trust or Franklin NY Trust, as appropriate, and, as appropriate, each of the Franklin Trust's or Franklin NY Trust's officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Franklin Trust or Franklin NY Trust or any of its Trustees or officers may become subject, insofar as (and only to the extent that) such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of the negligence or intentional misconduct by HGAM in performing its obligations as investment adviser or administrator, or by Halbis Capital Management (USA) Inc. in performing its obligations as sub-adviser, of the Target Funds. This indemnification obligation shall survive the termination of this Agreement and the closing of the Reorganizations.

13.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

13.1. Each party agrees that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

13.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

14.   TERMINATION

      This Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to one or more (or all) Reorganizations by (i) mutual agreement of the parties; (ii) by either party to a Reorganization, if the Board of Trustees of the terminating party determines that it cannot permit the party to consummate the Reorganization in light of the Board of Trustees' fiduciary obligations to the party's shareholders;
(iii) by either party with respect to a Reorganization if the Closing of the Reorganization shall not have occurred on or before December 31, 2009, unless such date is extended by mutual agreement of the parties; or (iv) by either party with respect to a Reorganization if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void with respect to the Reorganization or Reorganizations terminated and there shall be no liability hereunder on the part of any party or their respective Trustees or Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive. This Agreement shall be terminated in its entirety if it is terminated with respect to all of the Reorganizations.

15.   AMENDMENTS

      This Agreement may be amended, modified or supplemented in a writing signed by the parties hereto to be bound by such Amendment; provided, however, that with respect to each Reorganization, following the meeting of the shareholders of the Target Fund called by the Trust, pursuant to Paragraph 5.1(b) of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Class A, C and Advisor Acquiring Fund shares to be issued to the Target Fund under this Agreement to the detriment of any or all Target Fund shareholders, without their further approval.

16.   NOTICES

      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:

For the Trust, Advisor Trust, Master Trust and HGAM:

Richard A. Fabietti
HSBC Global Asset Management (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Fax:  (212) 525-1032

With a copy to:

David J. Harris
Dechert LLP
1775 I Street, NW
Washington, DC 20006
Fax:  (202) 261-3333

For Franklin Trust, Franklin NY Trust and Franklin Advisers:

           Karen L. Skidmore
           Franklin Templeton Investments
           One Franklin Parkway
           San Mateo, CA  94403
           Fax: (650) 525-7141

           with a copy to:
           Bruce G. Leto
           Stradley Ronon Stevens & Young, LLP
           2600 One Commerce Square
           Philadelphia, PA  19103-7098
           Fax: (215) 564-8120


17.   HEADINGS;   GOVERNING  LAW;  COUNTERPARTS;   ASSIGNMENT;   LIMITATION  OF
      LIABILITY

17.1. The Article and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal law, without regard to its principles of conflicts of laws.

17.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

17.4. This agreement may be executed in any number of counterparts, each of which shall be considered an original.

17.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective Trustees, shareholders, nominees, officers, agents, or employees personally, but, except as provided in Sections 12.3 and 9.2 hereof, shall bind only the property of the Target Funds or the Acquiring Funds as provided in the Declaration of Trust of the
Trust or Advisor Trust or the Agreement and Declaration of Trust of the Franklin Trust or Franklin NY Trust, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of each of the Acquiring Funds and Target Funds.



FRANKLIN INVESTOR SECURITIES TRUST       HSBC INVESTOR FUNDS



By: /s/ Karen L. Skidmore                By: /s/ Richard A. Fabietti

    Name: Karen L. Skidmore                  Name:  Richard A. Fabietti
    Title:  Vice President & Secretary       Title: President


FRANKLIN NEW YORK TAX-FREE TRUST         HSBC ADVISOR FUNDS TRUST


By: /s/ Karen L. Skidmore
    By: /s/ Richard A. Fabietti
    Name: Karen L. Skidmore
    Title: Vice President & Secretary        Name:  Richard A. Fabietti
                                             Title: President

FRANKLIN ADVISERS, INC.
                                         HSBC INVESTOR PORTFOLIOS
By: /s/ Christopher J. Molumphy
    By: /s/ Richard A. Fabietti
    Name:  Christopher J. Molumphy
    Title: Executive Vice President          Name:  Richard A. Fabietti
                                             Title: President

                                         HSBC GLOBAL ASSET MANAGEMENT
                                         (USA) INC.

                                         By: /s/ Paul Dawe

                                             Name: Paul Dawe
                                             Title: Chief Operating Officer


                                   EXHIBIT A
                           CHART OF REORGANIZATIONS

----------------------------------------------------------------------
ACQUIRING FUND                      CORRESPONDING TARGET FUND
----------------------------------------------------------------------
Franklin Total Return Fund          HSBC Investor Core Plus Fixed
                                    Income Fund (HSBC Investor Funds)
----------------------------------------------------------------------
    Class A                              Class A
----------------------------------------------------------------------
    Class A                              Class B
----------------------------------------------------------------------
    Class C                              Class C
----------------------------------------------------------------------
Franklin Total Return Fund          HSBC Investor Core Plus Fixed
                                    Income Fund (HSBC Advisor Funds
                                    Trust)
----------------------------------------------------------------------
    Advisor Class                        Class I
----------------------------------------------------------------------
Franklin Total Return Fund          HSBC Investor Intermediate
                                    Duration Fixed Income Fund
----------------------------------------------------------------------
    Class A                              Class A
----------------------------------------------------------------------
    Class A                              Class B
----------------------------------------------------------------------
    Class C                              Class C
----------------------------------------------------------------------
    Advisor Class                        Class I
----------------------------------------------------------------------

Franklin New York                   HSBC Investor New York Tax-Free
Intermediate-Term                   Bond Fund
Tax-Free Income Fund
----------------------------------------------------------------------
    Class A                              Class A
----------------------------------------------------------------------
    Class A                              Class B
----------------------------------------------------------------------
    Class C                              Class C
----------------------------------------------------------------------
    Advisor Class                        Class I
----------------------------------------------------------------------